EXHIBIT 99.1
ALLERGAN REPORTS SECOND QUARTER 2008 OPERATING RESULTS
•	Total Product Net Sales Increased 20 Percent for the Second Quarter

•	Board of Directors Declares Second Quarter Dividend
(IRVINE, Calif., July 30, 2008) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended June 30, 2008. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.05 per share, payable on September 5, 2008 to stockholders of record on August 15, 2008.
Operating Results
For the quarter ended June 30, 2008:
•	Allergan reported $0.48 diluted earnings per share from continuing operations compared to $0.45 diluted earnings per share reported for the second quarter of 2007.
•	Allergan’s adjusted diluted earnings per share from continuing operations were $0.63 in the second quarter of 2008, compared to adjusted diluted earnings per share of $0.54 in the second quarter of 2007, a 16.7% year-over-year increase.
Product Sales
For the quarter ended June 30, 2008:
•	Allergan’s total product net sales were $1,155.8 million. Total product net sales increased 20.1 percent, or 15.7 percent at constant currency, compared to total product net sales in the second quarter of 2007.
•	Total specialty pharmaceuticals net sales increased 21.0 percent, or 16.7 percent at constant currency, compared to total specialty pharmaceuticals net sales in the second quarter of 2007.

•	Total medical devices net sales increased 16.4 percent, or 11.5 percent at constant currency, compared to total medical devices net sales in the second quarter of 2007.
“Sales growth in the second quarter of over 20% demonstrates the strength in diversity of our business model with particularly strong performance in reimbursed pharmaceuticals and our businesses outside the United States,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, as discussed at our R&D technology review day in June, we have a robust R&D pipeline that should fuel additional growth over the long-term.”
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Product and Pipeline Update
During the second quarter of 2008:
•	On June 16, 2008, Allergan announced that the FDA approved TRIVARIS™ (triamcinolone acetonide injectable suspension) 80 mg/mL, a synthetic glucocorticoid corticosteroid with anti-inflammatory action. Delivered via intravitreal injection, the ophthalmic indications for TRIVARIS™ include sympathetic ophthalmia, temporal arteritis, uveitis, and ocular inflammatory conditions unresponsive to topical corticosteroids.
•	As a result of Allergan’s development and promotion arrangement with GlaxoSmithKline, GSK submitted a sNDA with the Japanese regulatory authorities for BOTOX® to treat Juvenile Cerebral Palsy. Achieving this milestone demonstrates excellent co-development progress with our GSK partner.
•	The Australian regulatory authorities expanded the approval for BOTOX® to include the upper limb in patients with Juvenile Cerebral Palsy, bringing BOTOX® treatment to the broader population of pediatric patients in Australia suffering from this debilitating neuromuscular condition. BOTOX® had been approved for the treatment of lower-limb spasticity in patients with Cerebral Palsy in 1998.
•	Allergan filed a New Drug Application with the U.S. Food and Drug Administration (FDA) for bimatoprost, a synthetic prostaglandin analog, as a treatment to promote eyelash growth. Allergan’s clinical trial program demonstrated that its patented formulation of bimatoprost, when applied directly to the base of the eyelashes, results in significant eyelash growth.
Following the end of the second quarter of 2008:
•	On July 14, 2008, Allergan announced that its wholly-owned subsidiary, Allergan Sales, LLC, completed the acquisition of ACZONE® (dapsone) Gel 5%, a topical treatment for acne vulgaris, from QLT USA, Inc., a wholly-owned subsidiary of QLT Inc. (NASDAQ:QLTI) (TSX:QLT), for approximately $150 million.
•	On July 18, 2008, Allergan announced that it has agreed to dismiss its legal action against Jan Marini Skin Research, Inc. (“Jan Marini”), one of the defendants in Allergan’s patent infringement lawsuit pending in the United States District Court for the Central District of California. In addition, Allergan today announced that it has agreed to dismiss its legal action against Intuit Beauty, a further defendant in the patent infringement lawsuit. The dismissals are based on Jan Marini and Intuit Beauty acknowledging the validity of Allergan’s relevant patents covering the use of certain drug substances, such as prostaglandin analogs, to promote eyelash enhancement and also agreeing to cease their distribution of eyelash products containing these ingredients in the United States and other countries worldwide where Allergan owns related patents.
Discontinued Operations
On July 2, 2007, Allergan completed the sale of the ophthalmic surgical business that Allergan obtained in connection with its January 2007 acquisition of Groupe Cornéal Laboratoires. Operating results of the ophthalmic surgical business are presented as discontinued operations in the financial tables of this press release.
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Common Stock Split
On June 22, 2007, Allergan completed a two-for-one stock split of its common stock. The stock split was structured in the form of a 100% stock dividend and was paid to stockholders of record on June 11, 2007. All share and per share data contained in this press release have been adjusted to reflect the effect of the stock split for all periods presented.
Outlook
For the full year of 2008, Allergan estimates:
•	Total product net sales between $4,465 million and $4,575 million.
•	Total specialty pharmaceuticals net sales between $3,585 million and $3,635 million.

•	Total medical devices net sales between $880 million and $940 million.

•	ALPHAGAN® Franchise product net sales between $380 million and $400 million.

•	LUMIGAN® Franchise product net sales between $430 million and $450 million.

•	RESTASIS® product net sales between $420 million and $440 million.

•	SANCTURA® Franchise product net sales at approximately $70 million.

•	BOTOX® product net sales between $1,365 million and $1,395 million.

•	Breast aesthetics product net sales between $330 million and $350 million.

•	Obesity intervention product net sales between $315 million and $335 million.

•	Facial aesthetics product net sales between $235 million and $255 million.
•	Cost of sales to product net sales ratio between 17.0% and 17.5%.
•	Other revenue between $50 million and $60 million.
•	Selling, General and Administrative to product net sales ratio between 41% and 42%.
•	Research and Development to product net sales ratio at approximately 17%.
•	Amortization of acquired intangible assets at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed, Corneal, EndoArt and Esprit acquisitions.
•	Adjusted diluted earnings per share guidance between $2.57 and $2.59.
•	Diluted shares outstanding between approximately 306 million and 308 million.
•	Effective tax rate on adjusted earnings at approximately 26%.
For the third quarter of 2008, Allergan estimates:
•	Total product net sales between $1,090 million and $1,120 million.
•	Adjusted diluted earnings per share guidance between $0.64 and $0.65.
Historical adjusted diluted earnings per share, adjusted diluted earnings per share guidance and net sales reported in constant currency are presented as non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP financial measure is included in the financial tables of this press release.
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4-4-4
Forward-Looking Statements
In this press release, the statements regarding product development, market potential, expected growth, anticipated product filings, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share, product net sales and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; the impact of any economic downturn on consumer spending and the state of the economy worldwide can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2007 Form 10-K and Allergan’s Form 10-Q for the quarter ended March 31, 2008. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential — to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,000 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.
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5-5-5
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Heather Katt (714) 246-6224 (media)
® and ™ Marks owned by Allergan, Inc.
ACZONE is a registered trademark of QLT USA, Inc.
JUVÉDERM is a trademark of Cornéal Industrie SAS
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6-6-6
ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
In millions, except per share amounts	June 30, 2008				June 29, 2007
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$1,155.8	$—		$1,155.8	$962.6	$—		$962.6
Other revenues	16.2	—		16.2	15.3	—		15.3

	1,172.0	—		1,172.0	977.9	—		977.9

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	197.5	(5.2	)(a)(b)(c)	192.3	168.1	—		168.1
Selling, general and administrative	506.9	(10.6	)(b)(c)(d)	496.3	433.1	(10.2	)(j)	422.9
Research and development	213.4	(14.0	)(b)(e)	199.4	154.0	—		154.0
Amortization of acquired intangible assets	35.8	(30.5	)(f)	5.3	29.0	(23.5	)(f)	5.5
Restructuring charges	9.4	(9.4	)(g)	—	10.1	(10.1	)(g)	—

Operating income	209.0	69.7		278.7	183.6	43.8		227.4

Non-operating income (expense) Interest income	10.3	—		10.3	14.8	—		14.8
Interest expense	(14.8)	—		(14.8)	(17.5)	—		(17.5)
Unrealized loss on derivative instruments, net	(0.2)	0.2	(h)	—	(0.4)	0.4	(h)	—
Other, net	(8.2)	—		(8.2)	(4.3)	—		(4.3)

	(12.9)	0.2		(12.7)	(7.4)	0.4		(7.0)

Earnings from continuing operations before income taxes and minority interest	196.1	69.9		266.0	176.2	44.2		220.4

Provision for income taxes	48.4	23.8	(i)	72.2	36.7	16.5	(k)	53.2
Minority interest	0.4	—		0.4	0.5	—		0.5

Earnings from continuing operations	147.3	46.1		193.4	139.0	27.7		166.7

Loss from discontinued operations, net of income tax benefit of $0.7 million	—	—		—	(1.2)	1.2	(l)	—

Net earnings	$147.3	$46.1		$193.4	$137.8	$28.9		$166.7

Basic earnings (loss) per share:
Continuing operations	$0.48			$0.64	$0.46			$0.55
Discontinued operations	—			—	(0.01)			—

Net basic earnings per share	$0.48			$0.64	$0.45			$0.55

Diluted earnings (loss) per share:
Continuing operations	$0.48			$0.63	$0.45			$0.54
Discontinued operations	—			—	—			—

Net diluted earnings per share	$0.48			$0.63	$0.45			$0.54

Weighted average number of common shares outstanding:
Basic	304.4			304.4	304.7			304.7
Diluted	307.0			307.0	308.2			308.2

Selected ratios as a percentage of product net sales

Selling, general and administrative	43.9%			42.9%	45.0%			43.9%
Research and development	18.5%			17.3%	16.0%			16.0%
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7-7-7
(a)	Esprit fair market value inventory roll-out adjustment of $5.0 million

(b)	Termination benefits and asset impairments related to the announced phased closure of the Arklow, Ireland breast implant manufacturing facility consisting of cost of sales $0.1 million, selling, general and administrative expenses of $0.1 million and research and development expense of $0.1 million

(c)	Integration and transition costs related to the acquisitions of Esprit and Corneal, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $1.2 million

(d)	External costs of approximately $9.0 million associated with responding to the U.S. Department of Justice (“DOJ”) subpoena announced in a company release on March 3, 2008 and ACZONE transaction costs of $0.3 million

(e)	Upfront payment of $13.9 million for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval

(f)	Amortization of acquired intangible assets related to the acquisitions of Inamed, Corneal, EndoArt and Esprit, as applicable

(g)	Net restructuring charges

(h)	Unrealized loss on the mark-to-market adjustment to derivative instruments

(i)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $69.9 million	$(21.4)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)

$(23.8)

(j)	Integration and transition costs related to the acquisitions of Corneal and Inamed of $2.1 million and $1.7 million, respectively, and $6.4 million legal settlement of a patent dispute assumed in the Inamed acquisition
(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $44.2 million	$(14.4)
Favorable recovery of previously paid state income taxes	(2.1)

$(16.5)

(l)	Loss from discontinued operations
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended June 30, 2008 and June 29, 2007 and with respect to anticipated results for the third quarter and full year of 2008. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted basic and diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:
•	it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;

•	it does not reflect the tax benefit or tax expense associated with the items indicated;

•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and

•	other companies in Allergan’s industry may calculate adjusted earnings differently than it does, which may limit its usefulness as a comparative measure.
Allergan compensates for these limitations by using adjusted earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.
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8-8-8
In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.
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9-9-9
ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Six months ended
In millions, except per share amounts	June 30, 2008				June 29, 2007
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$2,216.8	$—		$2,216.8	$1,825.2	$—		$1,825.2
Other revenues	31.8	—		31.8	29.4	—		29.4

	2,248.6	—		2,248.6	1,854.6	—		1,854.6

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	379.7	(11.9	)(a)(b)(c)	367.8	319.9	—		319.9
Selling, general and administrative	989.1	(11.8	)(b)(c)(d)	977.3	819.5	(17.9	)(j)	801.6
Research and development	396.3	(14.1	)(b)(e)	382.2	364.0	(72.0	)(k)	292.0
Amortization of acquired intangible assets	70.7	(60.4	)(f)	10.3	57.4	(46.5	)(f)	10.9
Restructuring charges	37.8	(37.8	)(g)	—	13.3	(13.3	)(g)	—

Operating income	375.0	136.0		511.0	280.5	149.7		430.2

Non-operating income (expense)
Interest income	21.5	—		21.5	30.2	(0.4	)(l)	29.8
Interest expense	(30.2)	—		(30.2)	(36.0)	—		(36.0)
Unrealized loss on derivative instruments, net	(3.5)	3.5	(h)	—	(1.7)	1.7	(h)	—
Other, net	(11.1)	—		(11.1)	(5.4)	—		(5.4)

	(23.3)	3.5		(19.8)	(12.9)	1.3		(11.6)

Earnings from continuing operations before income taxes and minority interest	351.7	139.5		491.2	267.6	151.0		418.6

Provision for income taxes	92.4	41.9	(i)	134.3	83.4	26.9	(m)	110.3
Minority interest	0.6	—		0.6	0.4	—		0.4

Earnings from continuing operations	258.7	97.6		356.3	183.8	124.1		307.9

Loss from discontinued operations, net of income tax benefit of $1.2 million	—	—		—	(2.2)	2.2	(n)	—

Net earnings	$258.7	$97.6		$356.3	$181.6	$126.3		$307.9

Basic earnings (loss) per share:
Continuing operations	$0.85			$1.17	$0.60			$1.01
Discontinued operations	—			—	—			—

Net basic earnings per share	$0.85			$1.17	$0.60			$1.01

Diluted earnings (loss) per share:
Continuing operations	$0.84			$1.16	$0.60			$1.00
Discontinued operations	—			—	(0.01)			—

Net diluted earnings per share	$0.84			$1.16	$0.59			$1.00

Weighted average number of common shares outstanding:
Basic	304.7			304.7	304.3			304.3
Diluted	307.6			307.6	307.8			307.8

Selected ratios as a percentage of product net sales

Selling, general and administrative	44.6%			44.1%	44.9%			43.9%
Research and development	17.9%			17.2%	19.9%			16.0%
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10-10-10
(a)	Esprit fair market value inventory roll-out adjustment of $11.7 million

(b)	Termination benefits and asset impairments related to the announced phased closure of the Arklow, Ireland breast implant manufacturing facility, consisting of cost of sales of $0.1 million, selling, general and administrative expenses of $0.7 million and research and development expense of $0.2 million

(c)	Integration and transition costs related to the acquisitions of Esprit and Corneal, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $1.8 million

(d)	External costs of approximately $9.0 million associated with responding to DOJ subpoena and ACZONE transaction costs of $0.3 million

(e)	Upfront payment of $13.9 million for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval

(f)	Amortization of acquired intangible assets related to the acquisitions of Inamed, Corneal, EndoArt and Esprit, as applicable

(g)	Net restructuring charges

(h)	Unrealized loss on the mark-to-market adjustment to derivative instruments

(i)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $139.5 million	$(39.5)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)

$(41.9)

(j)	Integration and transition costs related to the acquisition of Corneal and Inamed of $5.6 million and $3.6 million, respectively, settlement of an unfavorable pre-existing Corneal distribution contract for $2.3 million, and $6.4 million legal settlement of a patent dispute assumed in the Inamed acquisition

(k)	In-process research and development charge related to the acquisition of EndoArt

(l)	Interest income related to income tax settlements

(m)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $151.0 million	$(25.3)
Favorable recovery of previously paid state income taxes	(1.6)

$(26.9)

(n)	Loss from discontinued operations
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11-11-11
ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
in millions	2008	2007
Assets

Cash and equivalents	$1,090.2	$1,157.9
Trade receivables, net	621.6	463.1
Inventories	270.2	224.7
Other current assets	269.0	278.5

Total current assets	2,251.0	2,124.2

Property, plant and equipment, net	710.6	686.4
Intangible assets, net	1,439.9	1,436.7
Goodwill	2,018.6	2,082.1
Other noncurrent assets	250.0	249.9

Total assets	$6,670.1	$6,579.3

Liabilities and stockholders’ equity

Notes payable	$5.4	$39.7
Accounts payable	208.8	208.7
Accrued expenses and income taxes	508.3	467.3

Total current liabilities	722.5	715.7

Long-term debt	1,589.6	1,590.2
Other liabilities	424.2	534.8
Stockholders’ equity	3,933.8	3,738.6

Total liabilities and stockholders’ equity	$6,670.1	$6,579.3

DSO	49	39

DOH	125	114

Cash and equivalents	$1,090.2	$1,157.9
Total notes payable and long-term debt	(1,595.0)	(1,629.9)

Cash, net of debt	$(504.8)	$(472.0)

Debt-to-capital percentage	28.8%	30.4%
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12-12-12
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Three months ended
	June 30,	June 29,
	2008	2007
Earnings from continuing operations	$147.3	$139.0

Non-GAAP pre-tax adjustments:
Net restructuring charges	9.4	10.1
Amortization of acquired intangible assets	30.5	23.5
Corneal integration and transition costs	0.7	2.1
Esprit integration and transition costs	0.6	—
Inamed integration and transition costs	—	1.7
Esprit fair market value inventory adjustment roll-out	5.0	—
Arklow termination benefits and asset impairments	0.3	—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	13.9	—
External costs associated with responding to DOJ subpoena	9.0	—
ACZONE transaction costs	0.3	—
Legal settlement of patent dispute	—	6.4
Unrealized loss on derivative instruments	0.2	0.4

	217.2	183.2

Tax effect for above items	(21.4)	(14.4)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)
State income tax recovery	—	(2.1)

Adjusted earnings from continuing operations	$193.4	$166.7

Weighted average number of shares issued	304.4	304.7

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	2.6	3.5

	307.0	308.2

Diluted earnings per share from continuing operations, as reported	$0.48	$0.45

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.03	0.03
Amortization of acquired intangible assets	0.07	0.05
Corneal integration and transition costs	—	0.01
Esprit integration and transition costs	—	—
Inamed integration and transition costs	—	—
Esprit fair market value inventory adjustment roll-out	0.01	—
Arklow termination benefits and asset impairments	—	—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	0.03	—
External costs associated with responding to DOJ subpoena	0.02	—
ACZONE transaction costs	—	—
Legal settlement of patent dispute	—	0.01
Unrealized loss on derivative instruments	—	—
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(0.01)	—
State income tax recovery	—	(0.01)

Adjusted diluted earnings per share from continuing operations	$0.63	$0.54

Year over year change	16.7%

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13-13-13
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Six months ended
	June 30,	June 29,
	2008	2007
Earnings from continuing operations	$258.7	$183.8

Non-GAAP pre-tax adjustments:
Net restructuring charges	37.8	13.3
In-process research and development charge related to EndoArt	—	72.0
Amortization of acquired intangible assets	60.4	46.5
Settlement of unfavorable Corneal distribution contract	—	2.3
Corneal integration and transition costs	1.1	5.6
Esprit integration and transition costs	0.8	—
Inamed integration and transition costs	—	3.6
Esprit fair market value inventory adjustment roll-out	11.7	—
Arklow termination benefits and asset impairments	1.0	—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	13.9	—
External costs associated with responding to DOJ subpoena	9.0	—
ACZONE transaction costs	0.3	—
Legal settlement of patent dispute	—	6.4
Interest related to previously paid state income taxes and resolution of uncertain tax positions	—	(0.4)
Unrealized loss on derivative instruments	3.5	1.7

	398.2	334.8
Tax effect for above items	(39.5)	(25.3)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)	—
State income tax recovery	—	(1.6)

Adjusted earnings from continuing operations	$356.3	$307.9

Weighted average number of shares issued	304.7	304.3
Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	2.9	3.5

	307.6	307.8

Diluted earnings per share from continuing operations, as reported	$0.84	$0.60

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.11	0.03
In-process research and development charge related to EndoArt	—	0.23
Amortization of acquired intangible assets	0.13	0.10
Settlement of unfavorable Corneal distribution contract	—	0.01
Corneal integration and transition costs	—	0.01
Esprit integration and transition costs	—	—
Inamed integration and transition costs	—	0.01
Esprit fair market value inventory adjustment roll-out	0.03	—
Arklow termination benefits and asset impairments	—	—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	0.03	—
External costs associated with responding to DOJ subpoena	0.02	—
ACZONE transaction costs	—	—
Legal settlement of patent dispute	—	0.01
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(0.01)	—
Unrealized loss on derivative instruments	0.01	—

Adjusted diluted earnings per share from continuing operations	$1.16	$1.00

Year over year change	16.0%

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14-14-14
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
			$ change in net sales			Percent change in net sales
	June 30,	June 29,
	2008	2007	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$539.6	$431.4	$108.2	$88.3	$19.9	25.1%	20.5%	4.6%
Botox/Neuromodulator	347.8	307.4	40.4	27.6	12.8	13.1%	9.0%	4.1%
Skin Care	27.9	26.7	1.2	1.2	—	4.5%	4.5%	—
Urologics	11.1	—	11.1	11.1	—	NA	NA	NA

Total Specialty Pharmaceuticals	926.4	765.5	160.9	128.2	32.7	21.0%	16.7%	4.3%

Breast Aesthetics	88.5	78.9	9.6	5.6	4.0	12.2%	7.1%	5.1%
Obesity Intervention	76.7	68.9	7.8	5.7	2.1	11.3%	8.3%	3.0%
Facial Aesthetics	64.2	49.3	14.9	11.4	3.5	30.2%	23.1%	7.1%

Total Medical Devices	229.4	197.1	32.3	22.7	9.6	16.4%	11.5%	4.9%

Product net sales	$1,155.8	$962.6	$193.2	$150.9	$42.3	20.1%	15.7%	4.4%

Alphagan P, Alphagan, and Combigan	$100.7	$77.4	$23.3	$18.8	$4.5	30.1%	24.3%	5.8%
Lumigan Franchise	112.5	94.5	18.0	12.4	5.6	19.1%	13.2%	5.9%
Other Glaucoma	4.0	3.9	0.1	(0.3)	0.4	1.4%	(8.2)%	9.6%
Restasis	120.0	77.3	42.7	42.6	0.1	55.2%	55.1%	0.1%
Sanctura Franchise	11.0	—	11.0	11.0	—	NA	NA	NA

Domestic	63.2%	65.3%
International	36.8%	34.7%

	Six months ended
			$ change in net sales			Percent change in net sales
	June 30,	June 29,
	2008	2007	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$1,031.8	$834.4	$197.4	$158.3	$39.1	23.7%	19.0%	4.7%
Botox/Neuromodulator	663.3	575.3	88.0	63.7	24.3	15.3%	11.1%	4.2%
Skin Care	54.3	53.2	1.1	1.1	—	2.1%	2.1%	—
Urologics	34.6	—	34.6	34.6	—	NA	NA	NA

Total Specialty Pharmaceuticals	1,784.0	1,462.9	321.1	257.7	63.4	21.9%	17.6%	4.3%

Breast Aesthetics	167.0	148.1	18.9	11.5	7.4	12.8%	7.8%	5.0%
Obesity Intervention	148.5	121.9	26.6	22.6	4.0	21.8%	18.5%	3.3%
Facial Aesthetics	117.3	92.3	25.0	18.4	6.6	27.1%	19.9%	7.2%

Total Medical Devices	432.8	362.3	70.5	52.5	18.0	19.5%	14.5%	5.0%

Product net sales	$2,216.8	$1,825.2	$391.6	$310.2	$81.4	21.5%	17.0%	4.5%

Alphagan P, Alphagan, and Combigan	$200.3	$155.0	$45.3	$36.8	$8.5	29.2%	23.7%	5.5%
Lumigan Franchise	220.0	183.5	36.5	25.7	10.8	19.9%	14.0%	5.9%
Other Glaucoma	8.1	7.5	0.6	(0.2)	0.8	7.9%	(2.5)%	10.4%
Restasis	220.2	155.7	64.5	64.3	0.2	41.4%	41.3%	0.1%
Sanctura Franchise	34.3	—	34.3	34.3	—	NA	NA	NA

Domestic	63.6%	65.8%
International	36.4%	34.2%
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15-15-15
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Third Quarter, 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance(a)	$0.58	$0.59
Amortization of acquired intangible assets	0.06	0.06

Adjusted diluted earnings per share guidance	$0.64	$0.65

	Full Year 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance(a)	$2.12	$2.14
Net restructuring charges	0.11	0.11
Esprit fair market value inventory adjustment roll-out	0.03	0.03
Unrealized loss on derivative instruments	0.01	0.01
External costs associated with responding to DOJ subpoena	0.02	0.02
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	0.03	0.03
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(0.01)	(0.01)
Amortization of acquired intangible assets	0.26	0.26

Adjusted diluted earnings per share guidance	$2.57	$2.59

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges (including, without limitation, the impact of the Arklow, Ireland manufacturing facility phased closure), integration and transition costs and external costs associated with responding to DOJ subpoena that may occur but that are not currently known or determinable.
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